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                                                                      EXHIBIT 23


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 10, 2000 included in this Form 10-K into U.S. Concrete's previously filed Registration Statement on Form S-8 (File No. 333-83273).



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP




Houston, Texas
March 29, 2000